Exhibit 16.1
                            FEDERATED INDEX TRUST
                        UNANIMOUS CONSENT OF TRUSTEES

      The undersigned, being all of the Trustees of Federated Index Trust (the "Trust "), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts, Article V of the Declaration of Trust and
Article V, Section 9 of the Bylaws, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:

      RESOLVED,   that the Board hereby authorizes the Secretary
                  and Assistant Secretaries of the Trust named below to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Mason Street Index 400 Stock
                  Fund, a portfolio of Mason Street Funds, Inc., into Federated Mid-Cap Index Fund, a portfolio of Federated Index Trust.

                  John W. McGonigle, Secretary
                  G. Andrew Bonnewell, Assistant Secretary
                  Andrew P. Cross, Assistant Secretary
                  Leslie K. Ross, Assistant Secretary
                  Todd P. Zerega, Assistant Secretary




      WITNESS the due execution hereof this 19th day of December, 2005.


         /S/ John F. Donahue                /S/ Lawrence D. Ellis, M.D.
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         /S/ Thomas G. Bigley                   /S/ Peter E. Madden
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       /S/ John T. Conroy, Jr.             /S/ Charles F. Mansfield, Jr.
       -----------------------             -----------------------------
     /S/ Nicholas P. Constantakis             /S/ John E. Murray, Jr.
     ----------------------------             -----------------------
        /S/ John F. Cunningham                 /S/ Marjorie P. Smuts
        ----------------------                 ---------------------
      /S/ J. Christopher Donahue                 /S/ John S. Walsh
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